UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2011

EMC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-9853	No. 04-2680009
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, MA	01748
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2011, EMC Corporation (“EMC”) announced the appointment of Denis G. Cashman to Chief Accounting Officer and Chief Operating Officer, Finance. Mr. Cashman, 50, has worked in the finance organization at EMC in roles of increasing responsibility for over 20 years. He has been a Senior Vice President since 2003 and EMC’s Corporate Controller since 2005.

In connection with his appointment, Mr. Cashman and EMC are expected to enter into EMC’s standard form of Indemnification Agreement. Pursuant to this agreement, subject to the exceptions and limitations set forth therein, EMC has agreed to hold harmless and indemnify Mr. Cashman to the fullest extent authorized by EMC’s articles of organization and Massachusetts law. The foregoing description is qualified in its entirety by the full text of the form of Indemnification Agreement, which was filed as Exhibit 10.14 to EMC’s Form 10-K filed on February 29, 2008 and is incorporated by reference herein.

Mark A. Link, formerly EMC’s Chief Accounting Officer, is assuming the role of Senior Vice President, Finance New Ventures, with responsibility for the financial structuring, accounting and management of new ventures, including acquisitions, investments and joint ventures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/S/ DAVID I. GOULDEN
David I. Goulden
Executive Vice President and
Chief Financial Officer

Date: January 10, 2011